CONTACT:   Investor Relations   (214) 792-4415

SOUTHWEST AIRLINES REPORTS INCREASE IN ANNUAL PROFITS;
40TH CONSECUTIVE YEAR OF PROFITABILITY

DALLAS, TEXAS – January 24, 2013 – Southwest Airlines Co. (NYSE:LUV) (the “Company”) today reported its fourth quarter and full year 2012 results.  Fourth quarter 2012 net income was $78 million, or $.11 per diluted share, which included $13 million (net) of favorable special items. This compared to net income of $152 million, or $.20 per diluted share, in fourth quarter 2011, which included $86 million (net) of favorable special items.  Excluding special items, fourth quarter 2012 net income was $65 million, or $.09 per diluted share, which was comparable to fourth quarter 2011.  This exceeded the First Call consensus estimate of $.08 per diluted share.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
For the full year of 2012, net income was $421 million, or $.56 per diluted share, which included $4 million (net) of favorable special items. This compared to $178 million, or $.23 per diluted share, in full year 2011, which included $152 million (net) of unfavorable special items.  Excluding special items, full year 2012 net income was $417 million, or $.56 per diluted share, compared to net income of $330 million, or $.43 per diluted share, for full year 2011.  Operating income for full year 2012 was $623 million, compared to $693 million for full year 2011.  Excluding special items, operating income for full year 2012 was $838 million, which was comparable to full year 2011.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated, “2012 was a year of tremendous progress.  Our profits (excluding special items) of $417 million grew 26 percent as compared to 2011 and represented our 40th consecutive year of profitability.  Without a doubt, this is a remarkable feat and a record unmatched in the airline industry.  These solid earnings were achieved despite significant efforts and costs related to critical strategic initiatives.  I expect these initiatives to produce substantial returns over the next several years.  For 2012, these initiatives contributed to the 49 percent surge in our cash flow from operations to $2.1 billion. We ended the year with fourth quarter profits (excluding special items) of $65 million, which was in line with our year ago performance.
“I was very pleased with our operational performance for the year and our Customer Service delivery. Both were exceptional, especially considering the amount of work involved with our initiatives.  I am deeply grateful to all of our People for their extraordinary efforts and a truly remarkable year.
“Our fourth quarter 2012 operating revenues were a fourth quarter record $4.2 billion, bringing full year 2012 operating revenues to more than $17 billion.  Our strong fourth quarter 2012 operating revenue performance was driven by record yields, continued high load factors, and an impressive freight revenue performance.  As with the full year profits, these strong revenues were achieved despite the transitional state of the AirTran route network.  While there was much change in 2012, significant optimization efforts are planned in 2013 for the AirTran network.  As we enter 2013, bookings and revenue trends, thus far, suggest a year-over-year improvement in January 2013 passenger unit revenues in the two to three percent range.  While the effect of U.S. tax increases on the domestic economy remains uncertain, bookings for the remainder of first quarter, thus far, are strong.
“Our economic fuel costs, including fuel taxes, were $3.32 per gallon for fourth quarter 2012, and $3.28 per gallon for full year 2012, compared to $3.29 per gallon and $3.19 per gallon for the respective year-ago periods.  Based on market prices as of January 18th, our first quarter 2013 economic fuel costs, including fuel taxes, are estimated to be approximately $3.30 per gallon, as compared to $3.44 per gallon for first quarter 2012.  While current fuel price levels are very high, the year-over-year decline estimated for first quarter 2013 economic fuel costs is an encouraging trend.
“As expected, our fourth quarter 2012 unit costs, excluding fuel, profitsharing, and special items, increased 5.8 percent, as compared to fourth quarter 2011.  While we expect a similar trend in first quarter 2013, year-over-year unit cost inflation, excluding fuel, profitsharing, and special items, is expected to significantly ease for full year 2013 as we complete our Evolve interior cabin retrofits and begin to more fully realize benefits from our fleet modernization efforts.
“While we continue to transform our Company with a bold five-year strategic plan that began in 2011, we remain committed to the pillars of our success—outstanding Customer Service; safe, reliable, and efficient operations; and low costs. We are on track with our plan to fully integrate AirTran into Southwest Airlines by the end of 2014.  We realized $142 million of net, annualized, pre-tax synergies during 2012, and we expect to achieve our $400 million target in 2013 (excluding acquisition and integration expenses).  This month, we are on track to begin testing connecting itineraries between the Southwest and AirTran networks in a handful of markets, with significant offerings planned in February and more in March.  Once fully implemented in April, we expect the connected networks to contribute incremental revenue in 2013 and provide significant opportunities to optimize the combined network.  Our fleet modernization initiatives are on schedule with 259 Southwest 737-700 aircraft retrofitted with our new 143-seat Evolve cabin.  We expect to have all 372 of Southwest’s 737-700 aircraft retrofitted with Evolve by June and 78 of our 737-300 aircraft retrofitted by the end of 2013. We currently have 34 737-800s in our fleet with plans to grow to 54 this year and 78 next year.  We have equipped 400 Southwest aircraft with Row 44 WiFi technology, providing our Customers access to satellite-based WiFi and live television.  We intend to significantly grow our inflight entertainment offerings in 2013.  We are thrilled with the Customer feedback and incremental revenue generated from our All-New Rapid Rewards frequent flyer program that was installed in 2011.  Our international reservation system implementation is on track for 2014, and we continue to make great progress on implementing our new revenue management program in 2013.  Also, we’ve announced new 2013 revenue streams: selling open A1 through A15 premium boarding positions and a new service charge for reuse of funds associated with restricted tickets that are not canceled (or changed) prior to departure.  Collectively, we expect our strategic initiatives and new revenue streams to contribute the majority of the planned $1.1 billion year-over-year revenue increase in 2013.  I am enthused about our 2013 plan and believe our transformation efforts will make us better, stronger, and more competitive.
“Our financial position remains strong with $3 billion in cash and short term investments.  We generated $716 million in free cash flow* during 2012, and we expect healthy free cash flow* in 2013.  We remain focused on enhancing Shareholder value through capital efficiency and our targeted 15 percent pretax return on invested capital.
“We believe in our strategic plan.  And, the outstanding efforts, commitment, and dedication of our People exhibited in 2012 gives me confidence in our ability to successfully execute this plan. The year 2012 was a year of dramatic accomplishments that I believe positions us to be stronger than ever.”

Notable 2012 accomplishments for Southwest Airlines include:
•	40th consecutive year of profitability
•	83.1 percent Ontime Performance
•
Recognized with numerous awards and recognitions, most notably being named Customer Service Champions by JD Powers, included in the 2012 Customer Service Hall of Fame by MSN Money, and named one of America’s Top 500 Companies by Barrons

•	Received Single Operating Certificate in March 2012; ten months after AirTran acquisition close
•	Launched 737-800 operations in March (34 aircraft currently in service)
•	Converted 259 Southwest 737-700s to new 143-seat Evolve configuration (including progress thus far in 2013)
•	Continued equipping aircraft with satellite-based WiFi technology, reaching the 400th installation in January 2013 (including AirTran conversions)
•	Earned flag status and began selling service to Puerto Rico (to be launched April 2013)
•	Launched Southwest service to Atlanta, Akron-Canton, and Dayton
•	Received slots at Ronald Reagan Washington National Airport and began service
•	Launched AirTran service to Austin, Orange County, Mexico City, and Cabo San Lucas
•	Discontinued AirTran service to 14 airports
•	Resolved all seniority list integrations
•	Converted 11 AirTran 737-700s to the Southwest livery with Evolve configuration
•	Converted four AirTran stations to Southwest: Seattle, Dulles, Des Moines, and Key West
•	Announced plans to convert seven more AirTran stations in 2013: Phoenix, Branson, Charlotte, Flint, Portland (Maine), Rochester, and Wichita
•	Converted 26 percent of the AirTran workforce to Southwest
•	Harmonized all Customer policies between Southwest & AirTran
•	Opened new Pilot and Flight Attendant crew bases at Denver International Airport
•	Selected Amadeus for International Reservation system for 2014 implementation
•	Completed 717 sublease/lease deal with Delta
•	Received Houston City Council approval for Hobby international terminal
•	Deferred $1 billion in capital spending
•	Returned $422 million to Shareholders through repurchasing $400 million of common stock (approximately 46 million shares) and distributing $22 million in dividends

/more

Financial Results and Outlook
AirTran Airways, Inc. became a wholly-owned subsidiary of the Company on May 2, 2011. Results discussed in this release and provided in the accompanying unaudited Condensed Consolidated Financial Statements and Comparative Consolidated Operating Statistics include the results of operations and cash flows for AirTran beginning May 2, 2011, including the impact of purchase accounting.  Full year 2011 results do not include AirTran’s results prior to the acquisition date.  However, the Company believes the analysis of specified financial results on a “combined basis” provides more meaningful year-over-year comparability.  Full year 2011 financial information presented on a “combined basis” is the sum of the historical financial results of the Company and AirTran for periods prior to the acquisition date, but includes the impact of purchase accounting beginning May 2, 2011.  Supplemental financial information presented on a “combined basis” and the accompanying reconciliations are included in this release.
The Company’s total operating revenues in fourth quarter 2012 increased 1.6 percent to $4.2 billion, compared to $4.1 billion in fourth quarter 2011.  Operating unit revenues increased 1.9 percent from fourth quarter 2011. Based on current bookings and revenue trends, the Company expects a solid year-over-year increase in its first quarter 2013 unit revenues.
Total fourth quarter 2012 operating expenses were $4.1 billion, compared to $4.0 billion in fourth quarter 2011.  Excluding special items in both periods, fourth quarter 2012 operating expenses increased 2.4 percent from fourth quarter 2011.
Fourth quarter 2012 economic fuel costs, including fuel taxes, were $3.32 per gallon, including $.09 per gallon in unfavorable cash settlements for fuel derivative contracts, compared to $3.29 per gallon in fourth quarter 2011, including $.12 per gallon in unfavorable cash settlements for fuel derivative contracts.  Based on market prices as of January 18, 2013, the Company expects first quarter 2013 economic fuel costs, including fuel taxes, to be approximately $3.30 per gallon, including $.05 per gallon in unfavorable cash settlements for fuel derivative contracts.  First quarter 2013 premium costs related to fuel derivative contracts, recorded in Other (gains) losses, are currently estimated to be approximately $5 million, compared to premium costs of $6 million in first quarter 2012.  As of January 18, 2013, the fair market value of the Company’s hedge portfolio through 2017 was a net asset of approximately $216 million, compared to a net asset of approximately $220 million at December 31, 2012.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Fourth quarter 2012 profitsharing expense was $19 million, which was comparable to fourth quarter 2011.  Excluding fuel, profitsharing, and special items in both periods, fourth quarter 2012 unit costs increased 5.8 percent from fourth quarter 2011.  Based on current cost trends, the Company expects a similar year-over-year increase in its first quarter 2013 unit costs, excluding fuel, profitsharing and special items in both periods.
Operating income for fourth quarter 2012 was $91 million, compared to $147 million in fourth quarter 2011.  Excluding special items in both periods, operating income was $136 million for fourth quarter 2012, compared to $167 million in fourth quarter 2011.  The Company incurred $14 million in special charges (before taxes) during fourth quarter 2012 associated with the acquisition and integration of AirTran.
Other income for fourth quarter 2012 was $34 million, compared to $108 million in fourth quarter 2011.  This $74 million decrease primarily resulted from $62 million in gains recognized in fourth quarter 2012, compared to $153 million in fourth quarter 2011.  In both periods, these gains primarily resulted from unrealized mark to market gains/losses associated with a portion of the Company’s fuel hedging portfolio, which are special items.  Excluding these special items, other losses were $3 million in fourth quarter 2012, compared to $15 million in fourth quarter 2011, primarily attributable to the premium costs associated with the Company’s fuel derivative contracts.  Net interest expense declined to $28 million in fourth quarter 2012, compared to $45 million in fourth quarter 2011, primarily as a result of the Company’s repayment of its $400 million notes in December 2011 and the redemption of its $385 million notes in March 2012.
Total operating revenues for full year 2012 increased 9.1 percent to $17.1 billion, while total operating expenses increased 10.0 percent to $16.5 billion, resulting in operating income of $623 million, compared to $693 million for full year 2011.  For full year 2012, special charges (before taxes) associated with the acquisition and integration of AirTran were $183 million, bringing cumulative costs incurred to $324 million (before profitsharing and taxes).  The Company expects total acquisition and integration costs will be no more than $550 million.  Excluding special items, operating income was $838 million for full year 2012, compared to $839 million for full year 2011.  Excluding special items and compared to combined results for the same period in 2011, total operating revenues for full year 2012 increased 3.0 percent, while total operating expenses increased 3.1 percent, resulting in a 0.5 percent increase in operating income for full year 2012.
The Company’s return on invested capital (before taxes and excluding special items) was approximately 7 percent for the year ended December 31, 2012.  Additional information regarding pretax return on invested capital is included in the accompanying reconciliation tables.
Net cash provided by operations for full year 2012 was $2.1 billion, and capital expenditures were $1.3 billion.  As a result, the Company generated $716 million in free cash flow* in 2012.  During 2012, the Company paid $22 million in dividends, which was a 57 percent increase over the year ago period.  The Company also repurchased approximately 46 million shares of common stock for approximately $400 million.  The Company repaid $578 million in debt and capital lease obligations during 2012, and intends to repay approximately $205 million in debt and capital lease obligations in 2013, including approximately $70 million in first quarter 2013.  As of January 23rd, the Company had approximately $3 billion in cash and short-term investments, and a fully available unsecured revolving credit line of $800 million.

Southwest Airlines Fourth Quarter 2012 Awards and Recognitions
•	Recognized as one of the 2012 Green Rankings Top 500 US Companies by Newsweek
•	Named to G.I. Job’s 2013 Top 100 Military Friendly Employers
•	Ranked first in America’s Happiest Airlines for Holiday Travel by Forbes for the third consecutive year
•	Recognized with the Employees Choice Awards Best Place to Work 2013 by Glassdoor.com
•	Named one of the Five Most Likeable Companies of 2012 by Likeable Media
•	Named one of the National Conference on Citizenship’s The Civic 50 for use of time, talent, and resources in civic engagement

Southwest will discuss its fourth quarter and full year 2012 results on a conference call at
11:30 a.m. Eastern Time today.  A live broadcast of the conference call will also be available at southwest.investorroom.com.

*See Note Regarding use of Non-GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements related to (i) the Company’s strategic plans and initiatives; (ii) the Company’s financial and operational goals and expectations with respect to its strategic initiatives, including anticipated timeframes for implementation of key initiatives and their expected impact on the Company’s competitive position; (iii) the integration of AirTran and the Company’s related financial and operational goals and expectations, including anticipated integration timeframes and expected benefits and costs associated with the integration; (iv) the Company’s network plans and its related operational and financial expectations; (v) the Company’s fleet plans, including its fleet modernization plans, and its related financial goals and expectations; and (vi) projected results of operations. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) the impact of the economy on demand for the Company’s services and the impact of fuel prices, economic conditions, and actions of competitors on the Company’s business decisions, plans, and strategies; (ii) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (iii) the Company’s ability to timely and effectively prioritize its strategic initiatives and related expenditures; (iv) the Company’s ability to effectively integrate AirTran and realize the expected synergies and other benefits from the acquisition; (v) changes in fuel prices, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (vi) the Company’s dependence on third parties with respect to certain of its initiatives; and (vii) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

/more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (1)
(in millions, except per share amounts)
(unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2012	2011		Percent Change	2012	2011		Percent Change
OPERATING REVENUES:
Passenger	$3,939	$3,866	(2)	1.9	$16,093	$14,754	(2)	9.1
Freight	42	36		16.7	160	139		15.1
Other	192	206	(2)	(6.8)	835	765	(2)	9.2
Total operating revenues	4,173	4,108		1.6	17,088	15,658		9.1

OPERATING EXPENSES:
Salaries, wages, and benefits	1,197	1,145		4.5	4,749	4,371		8.6
Fuel and oil	1,505	1,494		0.7	6,120	5,644		8.4
Maintenance materials and repairs	270	239		13.0	1,132	955		18.5
Aircraft rentals	85	93		(8.6)	355	308		15.3
Landing fees and other rentals	252	254		(0.8)	1,043	959		8.8
Depreciation and amortization	224	192		16.7	844	715		18.0
Acquisition and integration	14	37		(62.2)	183	134		36.6
Other operating expenses	535	507		5.5	2,039	1,879		8.5
Total operating expenses	4,082	3,961		3.1	16,465	14,965		10.0

OPERATING INCOME	91	147		(38.1)	623	693		(10.1)

OTHER EXPENSES (INCOME):
Interest expense	35	51		(31.4)	147	194		(24.2)
Capitalized interest	(5)	(4)		25.0	(21)	(12)		75.0
Interest income	(2)	(2)		-	(7)	(10)		(30.0)
Other (gains) losses, net	(62)	(153)		(59.5)	(181)	198		(191.4)
Total other expenses (income)	(34)	(108)		(68.5)	(62)	370		(116.8)

INCOME BEFORE INCOME TAXES	125	255		(51.0)	685	323		112.1
PROVISION FOR INCOME TAXES	47	103		(54.4)	264	145		82.1

NET INCOME	$78	$152		(48.7)	$421	$178		136.5

NET INCOME PER SHARE
Basic	$0.11	$0.20			$0.56	$0.23
Diluted	$0.11	$0.20			$0.56	$0.23

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	735	777			750	774
Diluted	736	783			757	775

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement I for selected financial information on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2012 reclassification to change the allocation of revenues associated with its sale of frequent flyer points directly to Customers and the redemption of those points for flights. The Company has thus reclassified $6 million and $19 million in Operating revenues for the three and twelve month periods ended December 31, 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation.

/more

SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)
	Three months ended			Year ended
	December 31,			December 31,
	2012	2011	Percent Change	2012	2011	Percent Change
Fuel and oil expense, unhedged	$1,436	$1,455		$5,963	$5,580
Add: Fuel hedge losses included in Fuel and oil expense	69	39		157	64
Fuel and oil expense, as reported	$1,505	$1,494		$6,120	$5,644
Add (Deduct): Net impact from fuel contracts (2)	(31)	17		(32)	-
Fuel and oil expense, economic	$1,474	$1,511	(2.4)	$6,088	$5,644	7.9

Total operating expenses, as reported	$4,082	$3,961		$16,465	$14,965
Add (Deduct): Net impact from fuel contracts (2)	(31)	17		(32)	-
Total operating expenses, economic	$4,051	$3,978		$16,433	$14,965
Deduct: Asset impairment, net (3)	-	-		-	(14)
Deduct: Acquisition and integration costs, net (4)	(14)	(37)		(183)	(132)
Total operating expenses, non-GAAP	$4,037	$3,941	2.4	$16,250	$14,819	9.7

Operating income, as reported	$91	$147		$623	$693
Add (Deduct): Net impact from fuel contracts (2)	31	(17)		32	-
Operating income, economic	$122	$130		$655	$693
Add: Asset impairment, net (3)	-	-		-	14
Add: Acquisition and integration costs, net (4)	14	37		183	132
Operating income, non-GAAP	$136	$167	(18.6)	$838	$839	(0.1)

Other (gains) losses, net, as reported	$(62)	$(153)		$(181)	$198
Add (Deduct): Net impact from fuel contracts (2)	65	168		221	(89)
Other losses, net, non-GAAP	$3	$15	(80.0)	$40	$109	(63.3)

Income before income taxes, as reported	$125	$255		$685	$323
Add (Deduct): Net impact from fuel contracts (2)	(34)	(185)		(189)	89
	$91	$70		$496	$412
Add: Asset impairment, net (3)	-	-		-	14
Add: Acquisition and integration costs, net (4)	14	37		183	132
Income before income taxes, non-GAAP	$105	$107	(1.9)	$679	$558	21.7

Net income, as reported	$78	$152		$421	$178
Add (Deduct): Net impact from fuel contracts (2)	(34)	(185)		(189)	89
Add (Deduct): Income tax impact of fuel contracts	12	78		73	(31)
	$56	$45		$305	$236
Add: Asset impairment, net (5)	-	-		-	9
Add: Acquisition and integration costs, net (5)	9	21		112	85
Net income, non-GAAP	$65	$66	(1.5)	$417	$330	26.4

Net income per share, diluted, as reported	$0.11	$0.20		$0.56	$0.23
Add (Deduct): Net impact from fuel contracts	(0.03)	(0.10)		(0.15)	0.07
	$0.08	$0.10		$0.41	$0.30
Add (Deduct): Impact of special items, net (5)	0.01	(0.01)		0.15	0.13
Net income per share, diluted, non-GAAP	$0.09	$0.09	-	$0.56	$0.43	30.2

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement II for a reconciliation of selected combined amounts to non-GAAP items, including AirTran for periods prior to the acquisition date.

(2) See Reconciliation of Impact from Fuel Contracts.
(3) Net of profitsharing impact.
(4) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of acquisition and integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(5) Amounts net of tax and profitsharing impact (as described in footnote (4) above).

  /more

SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS (1)
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Fuel and Oil Expense
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$(35)	$41	$(42)	$35
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	4	(24)	10	(35)
Impact from fuel contracts to Fuel and oil expense	$(31)	$17	$(32)	$-

Operating Income
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	$35	$(41)	$42	$(35)
Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period (2)	(4)	24	(10)	35
Impact from fuel contracts to Operating Income	$31	$(17)	$32	$-

Other (gains) losses, net
Mark-to-market impact from fuel contracts
settling in future periods	$28	$127	$221	$(21)
Ineffectiveness from fuel hedges settling in future periods	2	82	(42)	(33)
Reclassification between Fuel and Oil and Other (gains)
losses, net, associated with current period settled contracts	35	(41)	42	(35)
Impact from fuel contracts to Other (gains) losses, net	$65	$168	$221	$(89)

Net Income
Mark-to-market impact from fuel contracts
settling in future periods	$(28)	$(127)	$(221)	$21
Ineffectiveness from fuel hedges settling in future periods	(2)	(82)	42	33
Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	(4)	24	(10)	35
Impact from fuel contracts to Net Income (3)	$(34)	$(185)	$(189)	$89

(1) Excludes financial results for AirTran prior to the May 2, 2011 acquisition date.
(2) As a result of prior hedge ineffectiveness and/or contracts marked-to-market through the income statement.
(3) Excludes income tax impact of unrealized items.

/more

SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS (1)
(unaudited)

	Three months ended					Year ended
	December 31,					December 31,
	2012	2011		Change		2012	2011		Change
Revenue passengers carried	26,607,560	27,536,128		(3.4)%		109,346,509	103,973,759		5.2%
Enplaned passengers	32,699,829	33,510,920		(2.4)%		133,978,100	127,551,012		5.0%
Revenue passenger miles (RPMs) (000s)	24,821,008	25,180,506		(1.4)%		102,874,979	97,582,530		5.4%
Available seat miles (ASMs) (000s)	31,193,395	31,297,561		(0.3)%		128,137,110	120,578,736		6.3%
Load factor	79.6%	80.5%		(0.9)	pts	80.3%	80.9%		(0.6)	pts
Average length of passenger haul (miles)	933	914		2.1%		941	939		0.2%
Average aircraft stage length (miles)	688	679		1.3%		693	679		2.1%
Trips flown	327,590	343,756		(4.7)%		1,361,558	1,317,977		3.3%
Average passenger fare	$148.02	$140.38	(2)	5.4%		$147.17	$141.90	(2)	3.7%
Passenger revenue yield per RPM (cents)	15.87	15.35	(2)	3.4%		15.64	15.12	(2)	3.4%
RASM (cents)	13.38	13.13		1.9%		13.34	12.99		2.7%
PRASM (cents)	12.63	12.35	(2)	2.3%		12.56	12.24	(2)	2.6%
CASM (cents)	13.08	12.66		3.3%		12.85	12.41		3.5%
CASM, excluding fuel (cents)	8.25	7.89		4.6%		8.07	7.73		4.4%
CASM, excluding fuel and profitsharing (cents)	8.19	7.83		4.6%		7.98	7.65		4.3%
CASM, excluding special items (cents)	12.94	12.59		2.8%		12.68	12.29		3.2%
CASM, excluding fuel and special items (cents)	8.21	7.76		5.8%		7.93	7.61		4.2%
CASM, excluding fuel, profitsharing, and special items (cents)	8.15	7.70		5.8%		7.84	7.53		4.1%
Fuel costs per gallon, including fuel tax (unhedged)	$3.23	$3.17		1.9%		$3.21	$3.16		1.6%
Fuel costs per gallon, including fuel tax	$3.38	$3.25		4.0%		$3.30	$3.19		3.4%
Fuel costs per gallon, including fuel tax (economic)	$3.32	$3.29		0.9%		$3.28	$3.19		2.8%
Fuel consumed, in gallons (millions)	444	458		(3.1)%		1,847	1,764		4.7%
Active fulltime equivalent Employees	45,861	45,392		1.0%		45,861	45,392		1.0%
Aircraft in service at period-end	694	698		(0.6)%		694	698		(0.6)%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Excludes operating statistics for AirTran prior to the May 2, 2011 acquisition date. See Supplemental Combined Statement IV for selected operating statistics on a combined basis, including AirTran for periods prior to the acquisition date.

(2) The Company made a fourth quarter 2012 reclassification to change the allocation of revenues associated with its sale of frequent flyer points directly to Customers and the redemption of those points for flights. The Company has thus reclassified $6 million and $19 million in Operating revenues for the three and twelve month periods ended December 31, 2011, respectively, from Other revenues to Passenger revenues to conform to the current presentation.

/more

SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL (1)
(in millions)
(unaudited)

	Year ended	Year ended
	December 31, 2012	December 31, 2011
Operating Income, as reported	$623	$693
Add: Net impact from fuel contracts	32	-
Add: Acquisition and integration costs, net (2)	183	132
Add: Asset impairment, net (3)	-	14
Operating Income, non-GAAP	$838	$839
Net adjustment for aircraft leases (4)	117	129
Adjustment for fuel hedge accounting	(36)	(107)
Adjusted Operating Income, non-GAAP	$919	$861

Average Invested Capital (5)	$12,575	$12,439
Equity adjustment for fuel hedge accounting	145	184
Adjusted Average Invested Capital	$12,720	$12,623

ROIC, pretax	7%	7%

(1) Calculation includes the impact of the AirTran acquisition as of May 2, 2011.
(2) Net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of acquisition and integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

(3) Net of profitsharing impact.
(4) Net adjustment related to assumption that all aircraft in fleet are owned.
(5) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity.

/more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,113	$829
Short-term investments	1,857	2,315
Accounts and other receivables	332	299
Inventories of parts and supplies, at cost	469	401
Deferred income taxes	237	263
Prepaid expenses and other current assets	210	238
Total current assets	4,218	4,345

Property and equipment, at cost:
Flight equipment	16,367	15,542
Ground property and equipment	2,714	2,423
Deposits on flight equipment purchase contracts	416	456
	19,497	18,421
Less allowance for depreciation and amortization	6,731	6,294
	12,766	12,127
Goodwill	970	970
Other assets	633	626
	$18,587	$18,068

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,107	$1,057
Accrued liabilities	1,102	996
Air traffic liability	2,170	1,836
Current maturities of long-term debt	271	644
Total current liabilities	4,650	4,533

Long-term debt less current maturities	2,883	3,107
Deferred income taxes	2,901	2,566
Deferred gains from sale and leaseback of aircraft	63	75
Other noncurrent liabilities	1,124	910
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,184	1,222
Retained earnings	5,768	5,395
Accumulated other comprehensive loss	(119)	(224)
Treasury stock, at cost	(675)	(324)
Total stockholders' equity	6,966	6,877
	$18,587	$18,068

/more

SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (1)
(in millions)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$78	$152	$421	$178
Adjustments to reconcile net income to
cash provided by (used in) operating activities:
Depreciation and amortization	224	192	844	715
Unrealized (gain) loss on fuel derivative instruments	(34)	(185)	(189)	90
Deferred income taxes	131	90	251	123
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(3)	(12)	(13)
Changes in certain assets and liabilities, net of acquisition:
Accounts and other receivables	74	70	(33)	(26)
Other current assets	60	(16)	(104)	(196)
Accounts payable and accrued liabilities	72	(13)	186	253
Air traffic liability	(354)	(222)	334	262
Cash collateral received from (provided to)
derivative counterparties	15	234	233	(195)
Other, net	(31)	101	133	194
Net cash provided by operating activities	232	400	2,064	1,385

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment to acquire AirTran, net of AirTran cash on hand	-	-	-	(35)
Payments for purchase of property and equipment, net	(399)	(420)	(1,348)	(968)
Purchases of short-term investments	(563)	(574)	(2,481)	(5,362)
Proceeds from sales of short-term investments	773	900	2,964	5,314
Other, net	-	-	32	-
Net cash used in investing activities	(189)	(94)	(833)	(1,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Employee stock plans	5	4	27	20
Proceeds from termination of interest rate
derivative instrument	38	-	38	76
Payments of long-term debt and capital lease obligations	(61)	(447)	(578)	(540)
Payments of convertible debt	-	-	-	(81)
Payments of cash dividends	-	-	(22)	(14)
Repurchase of common stock	(75)	(50)	(400)	(225)
Other, net	(5)	-	(12)	(2)
Net cash used in financing activities	(98)	(493)	(947)	(766)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(55)	(187)	284	(432)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,168	1,016	829	1,261

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,113	$829	$1,113	$829

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
Fair value of equity consideration given to acquire AirTran	$-	$-	$-	$523
Fair value of common stock issued for conversion of debt	$-	$-	$-	$78

(1) Includes the impact of the AirTran acquisition as of May 2, 2011.

/more

SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF JANUARY 18, 2013

		Estimated difference in economic jet fuel price per gallon,
		above/(below) unhedged market prices, including taxes
	Average Brent Crude Oil
	price per barrel	1Q 2013	Remainder of 2013	2013

	$70	$0.10	$0.03	$0.05
	$80	$0.08	$0.00	$0.02
	$90	$0.05	$0.00	$0.01
	$100	$0.05	$0.00	$0.01
	Current Market (1)	$0.05	$0.00	$0.01
	$120	$0.05	$0.00	$0.01
	$130	$0.05	$0.00	$0.01
	$140	$0.03	($0.01)	$0.00

		Average percent of estimated fuel consumption
		covered by fuel derivative contracts at
	Period	varying WTI/Brent crude oil-equivalent price levels

	2013	less than 15%
	2014	approx. 50%
	2015	approx. 30%
	2016	approx. 20%
	2017	approx. 10%

(1)	Brent crude oil average market prices as of January 18, 2013 were approximately $111, $107, and $108 per barrel for first quarter 2013, the remainder of 2013, and full year 2013, respectively.

/more

SOUTHWEST AIRLINES CO.
737 FUTURE DELIVERY SCHEDULE
AS OF JANUARY 23, 2013

	The Boeing Company				The Boeing Company
	737 NG				737 MAX
	-700 Firm Orders		-800 Firm Orders	Options	Firm Orders		Options	Total
2013	-		20	-	-		-	20
2014	5		24	15	-		-	44
2015	36		-	12	-		-	48
2016	31		-	12	-		-	43
2017	30		-	25	4		-	59
2018	25		-	28	15		-	68
2019	-		-	-	33		-	33
2020	-		-	-	34		-	34
2021	-		-	-	34		18	52
2022	-		-	-	30		19	49
2023	-		-	-	-		23	23
2024	-		-	-	-		23	23
2025	-		-	-	-		23	23
Through 2027	-		-	-	-		44	44
	127	(1)	44	92	150	(2)	150	563

(1) The Company has flexibility to substitute 737-800s in lieu of 737-700 firm orders.
(2) The Company has flexibility to accept MAX 7 or MAX 8 deliveries.

/more

SUPPLEMENTAL COMBINED STATEMENT I
SOUTHWEST AIRLINES CO.
SELECTED COMBINED FINANCIAL INFORMATION
(in millions)
(unaudited)

	Year ended
	December 31,
			Percent
	2012	2011 (1)	Change
OPERATING REVENUES:
Passenger	$16,093	$15,566	3.4
Freight	160	139	15.1
Other	835	891	(6.3)
Total operating revenues	17,088	16,596	3.0

OPERATING EXPENSES:
Salaries, wages, and benefits	4,749	4,564	4.1
Fuel and oil	6,120	6,005	1.9
Maintenance materials and repairs	1,132	1,043	8.5
Aircraft rentals	355	389	(8.7)
Landing fees and other rentals	1,043	1,013	3.0
Depreciation and amortization	844	735	14.8
Acquisition and integration	183	160	14.4
Other operating expenses	2,039	2,025	0.7
Total operating expenses	16,465	15,934	3.3

OPERATING INCOME	$623	$662	(5.9)

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate. See Note Regarding Use of Non-GAAP Financial Measures.

/more

SUPPLEMENTAL COMBINED STATEMENT II
SOUTHWEST AIRLINES CO.
RECONCILIATION OF SELECTED COMBINED AMOUNTS FROM SUPPLEMENTAL COMBINED STATEMENT I TO NON-GAAP ITEMS
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Year ended
	December 31,
			Percent
	2012	2011 (1)	Change
Fuel and oil expense, combined unhedged	$5,963	$5,959
Add: Fuel hedge losses included in Fuel and oil expense	157	46
Fuel and oil expense, as presented on Supplemental Combined Statement I	$6,120	$6,005
Deduct: Net impact from fuel contracts	(32)	-
Fuel and oil expense, combined economic	$6,088	$6,005	1.4

Total operating expenses, as presented on Supplemental
Combined Statement I	$16,465	$15,934
Deduct: Net impact from fuel contracts	(32)	-
Total operating expenses, combined economic	$16,433	$15,934
Deduct: Asset impairment, net (2)	-	(14)
Deduct: Acquisition and integration costs, net (3)	(183)	(158)
Total operating expenses, combined non-GAAP	$16,250	$15,762	3.1

Operating income, as presented on Supplemental Combined Statement I	$623	$662
Add: Net impact from fuel contracts	32	-
Operating income, combined economic	$655	$662
Add: Asset impairment, net (2)	-	14
Add: Acquisition and integration costs, net (3)	183	158
Operating income, combined non-GAAP	$838	$834	0.5

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical financial information included in the combined presentation has been conformed to Southwest's financial statement classification where appropriate.

(2) Net of profitsharing impact.
(3) Amounts net of profitsharing impact on charges incurred through March 31, 2011. The Company amended its profitsharing plan during second quarter 2011 to defer the profitsharing impact of acquisition and integration costs incurred from April 1, 2011 through December 31, 2013. The profitsharing impact will be realized in 2014 and beyond.

/more

SUPPLEMENTAL COMBINED STATEMENT III
SOUTHWEST AIRLINES CO.
SELECTED CONSOLIDATING COMBINED 2011 FINANCIAL INFORMATION (1)
(in millions)
(unaudited)

	Year ended December 31, 2011
	Southwest
	Airlines Co.
	(as reported)	AirTran (2)	Combined
OPERATING REVENUES:
Passenger	$14,754	$812	$15,566
Freight	139	-	139
Other	765	126	891
Total operating revenues	15,658	938	16,596

OPERATING EXPENSES:
Salaries, wages, and benefits	4,371	193	4,564
Fuel and oil	5,644	361	6,005
Maintenance materials and repairs	955	88	1,043
Aircraft rentals	308	81	389
Landing fees and other rentals	959	54	1,013
Depreciation and amortization	715	20	735
Acquisition and integration	134	26	160
Other operating expenses	1,879	146	2,025
Total operating expenses	14,965	969	15,934

OPERATING INCOME (LOSS)	$693	$(31)	$662

(1) Selected financial information presented in this schedule on a combined basis includes financial results for Southwest and AirTran for all periods presented, including AirTran, for periods prior to the May 2, 2011 acquisition date. Results presented for Southwest represent previously reported results. See Note Regarding Use of Non-GAAP Financial Measures.

(2) Results presented for AirTran, on a standalone basis, represent periods prior to the May 2, 2011 acquisition date, conformed to Southwest's financial statement classification where appropriate.

/more

SUPPLEMENTAL COMBINED STATEMENT IV
SOUTHWEST AIRLINES CO.
COMBINED OPERATING STATISTICS
(unaudited)

	Year ended
	December 31,

	2012	2011 (1)	Change
Revenue passengers carried	109,346,509	110,151,572	(0.7)%
Enplaned passengers	133,978,100	135,274,464	(1.0)%
Revenue passenger miles (RPMs) (000s)	102,874,979	103,864,488	(1.0)%
Available seat miles (ASMs) (000s)	128,137,110	128,518,201	(0.3)%
Load factor	80.3%	80.8%	(0.5)	pts
Average length of passenger haul (miles)	941	943	(0.2)%
Average aircraft stage length (miles)	693	684	1.3%
Trips flown	1,361,558	1,399,644	(2.7)%
Average passenger fare	$147.17	$141.31	4.1%
Passenger revenue yield per RPM (cents)	15.64	14.99	4.3%
RASM (cents)	13.34	12.91	3.3%
PRASM (cents)	12.56	12.11	3.7%
CASM (cents)	12.85	12.40	3.6%
CASM, excluding fuel (cents)	8.07	7.73	4.4%
CASM, excluding fuel and profitsharing (cents)	7.98	7.66	4.2%
CASM, excluding special items (cents)	12.68	12.26	3.4%
CASM, excluding fuel and special items (cents)	7.93	7.59	4.5%
CASM, excluding fuel, profitsharing, and special items (cents)	7.84	7.51	4.4%
Fuel costs per gallon, including fuel tax (unhedged)	$3.21	$3.15	1.9%
Fuel costs per gallon, including fuel tax	$3.30	$3.18	3.8%
Fuel costs per gallon, including fuel tax (economic)	$3.28	$3.18	3.1%
Fuel consumed, in gallons (millions)	1,847	1,887	(2.1)%

PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
RASM (unit revenue) - Operating revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

(1) Selected operating statistics presented in this schedule on a combined basis include operations for Southwest and AirTran for all periods presented, including prior to the May 2, 2011 acquisition date. These combined results include the impact of purchase accounting as of May 2, 2011. AirTran's historical operating statistics included in the combined presentation have been conformed to Southwest's presentation where appropriate.

/more

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include (i) unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging and (ii) other charges the Company believes are not indicative of its ongoing operational performance.

As a result, the Company also provides financial information in this release that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information, including results that it refers to as “economic,” which the Company’s management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company’s economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company’s actual net cash outlays for fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP (including economic) purposes in the period of contract settlement. The Company believes these economic results provide a better measure of the impact of the Company’s fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company’s management, as well as investors, to consistently assess the Company’s operating performance on a year-over-year or quarter-over-quarter basis after considering all efforts in place to manage fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies.

Further information on (i) the Company’s fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as subsequent quarterly filings.

In addition to its “economic” financial measures, as defined above, the Company has also provided other non-GAAP financial measures, including results that it refers to as “excluding special items,” as a result of items that the Company believes are not indicative of its ongoing operations.  These include expenses associated with the Company’s acquisition and integration of AirTran.  These also include a 2011 charge of $17 million (before the impact of profitsharing and/or taxes) for an asset impairment related to the Company’s decision not to equip its Classic (737-300/500) aircraft with Required Navigation Performance (RNP) capabilities.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of results that exclude the impact of these items in order to evaluate the results on a comparative basis with results in prior periods that do not include such items and as a basis for evaluating operating results in future periods.  As a result of the Company’s acquisition of AirTran, which closed on May 2, 2011, the Company has incurred and expects to continue to incur substantial charges associated with integration of the two companies.  While the Company cannot predict the exact timing or amounts of such charges, it does expect to treat the charges as special items in its future presentation of non-GAAP results.

The Company has also provided other supplemental non-GAAP financial information on a “combined basis.”  This supplemental non-GAAP financial information on a “combined basis” includes specified combined financial results of the Company and AirTran for periods prior to May 2, 2011, as if the acquisition had occurred prior to the beginning of the applicable reporting period, but excludes any impact of purchase accounting prior to May 2, 2011.  AirTran’s historical financial information included in the combined presentation has been conformed to the Company’s financial statement classification where appropriate.  The Company believes that evaluation of its financial performance can be enhanced by a presentation of combined results in order to evaluate its prior, current or future period results on a more meaningful, consistent year-over-year basis.

The Company has also provided free cash flow, which is a non-GAAP financial measure.  The Company believes free cash flow is a meaningful measure because it demonstrates the Company’s ability to service its debt, pay dividends and make investments to enhance shareholder value.  Although free cash flow is commonly used as a measure of liquidity, definitions of free cash flow may differ; therefore, the Company is providing an explanation of its calculation for free cash flow.   For the year ended December 31, 2012, the Company generated $716 million in free cash flow, calculated as operating cash flows of $2.064 billion less capital expenditures of $1.348 billion.

***